SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Global System Dynamics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

815 Walker Street, Ste. 1155 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	GSDWU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	GSD	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GSDWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On January 31, 2023, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate a Business Combination up to six times, each by an additional month, for an aggregate of six additional months (i.e. from February 9, 2023 up to August 9, 2023) or such earlier date as determined by the board of directors.

The Company’s stockholders approved the Extension Amendment at a special meeting of stockholders of the Company (the “Special Meeting”) on January 31, 2023. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Extension Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 31, 2023, at the Special Meeting, a total of 10,079,383 (or 75.64%) of the Company’s issued and outstanding shares of Class A common stock (“Public Shares”) and Class B common stock held of record as of December 21, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which received sufficient votes (more than 65%) for approval. The final vote tabulation for each proposal is set forth below.

Proposal 1. To approve and adopt the Extension Proposal.

For	Against	Abstained
9,468,935	610,437	11

Proposal 2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal.

For	Against	Abstained
9,462,006	617,366	11

The Company’s stockholders approved the Extension Proposal. Although the adjournment proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

In connection with the Special Meeting, stockholders holding 9,149,326 Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.39 per share, for an aggregate redemption amount of approximately $95,061,497. Following such redemptions, approximately $14,038,481 was left in trust and 1,343,154 Public Shares remain outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Global System Dynamics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global System Dynamics, Inc.

Date: January 31, 2023	By:	/s/ Rick Iler
Rick Iler, Principal Executive Officer and Chief Financial Officer

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